Exhibit 10.1

SIXTH AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the “Amendment”) is dated June 29, 2016 and is by and among MEDALLION FINANCIAL CORP., a Delaware corporation having an address of 437 Madison Avenue, New York, New York 10022 (the “Borrower”). MEDALLION FUNDING LLC, a New York limited liability company, with its chief executive office located at 437 Madison Avenue, New York, New York 10022 (the “Guarantor”), and STERLING NATIONAL BANK, a national banking association having an address of 500 Seventh Avenue, New York, New York 10018 (the “Bank”).

RECITALS

A. The Borrower, the Guarantor and the Bank entered into an Amended and Restated Loan and Security Agreement dated March 28, 2011 (the “Original Loan Agreement”), pursuant to which the Bank has agreed to extend certain credit and make certain loans to the Borrower.

B. The Borrower, the Guarantor and the Bank have amended the Original Loan Agreement pursuant to a First Amendment to Amended and Restated Loan and Security Agreement dated September 1, 2011 (the “First Amendment”).

C. The Borrower, the Guarantor, and the Bank have further amended the Original Loan Agreement pursuant to a Second Amendment to Amended and Restated Loan Agreement dated January 8, 2013 (the “Second Amendment”).

D. The Borrower, the Guarantor, and the Bank have further amended the Original Loan Agreement pursuant to a Third Amendment to Amended and Restated Loan Agreement dated October 23, 2013 (the “Third Amendment”).

E. The Borrower, the Guarantor, and the Bank have further amended the Original Loan Agreement pursuant to a Fourth Amendment to Amended and Restated Loan Agreement dated August 11, 2014 (the “Fourth Amendment”).

F. The Borrower, the Guarantor, and the Bank have further amended the Original Loan Agreement pursuant to a Fifth Amendment to Amended and Restated Loan Agreement dated July 5, 2015 (the “Fifth Amendment”) (the Original Loan Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, is collectively referred to herein as the “Loan Agreement”).

G. The Borrower has requested, and the Bank has agreed, to amend the Loan Agreement, all as more fully described herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Defined Terms. Except as otherwise indicated herein, all words and terms defined in the Loan Agreement shall have the same meanings when used herein.

2. Extension of Facility A Maturity Date. The Facility A Maturity Date is hereby extended to July 31, 2016. Accordingly, the definition of the term “Facility A Maturity Date” set forth in Section 11 of Annex 2 to the Loan Agreement is hereby amended and restated in its entirety as follows:

“Facility A Maturity Date: July 31, 2016.”

3. Decrease of Facility A Maximum Facility Amount. The Facility A Maximum Facility Amount is hereby decreased to $22,135,000. Accordingly, the definition of the term “Facility A Maximum Facility Amount” set forth in Section 12 of Annex 2 to the Loan Agreement is hereby amended and restated in its entirety as follows:

“Facility A Maximum Facility Amount: $22,135,000”

4. Termination of Revolver. From and after the date hereof, and notwithstanding anything to the contrary contained in the Loan Agreement, (i) the revolving nature of the Facility A Revolving Loan is hereby terminated, (ii) the Borrower shall have no further right to request or borrow, and the Bank shall have no further obligation to fund or advance, any amounts under the Loan Agreement, and (iii) upon repayment of all or any amounts under the Loan Agreement, the Borrower shall no longer have the right to reborrow any or all of such amounts under the Loan Agreement.

5. Amendments to Other Loan Documents. Each of the other Loan Documents is hereby amended to the extent necessary to reflect the amendment(s) to the terms of the Loan Agreement effected by this Amendment. The Borrower shall take or cause to be taken such actions, and shall execute, deliver, file and/or record or cause to be executed, delivered, filed and/or recorded such documents and other instruments, as the Bank shall deem to be necessary or advisable in order to confirm, implement or perfect the amendments to the other Loan Documents effected by this Paragraph.

6. No Defenses. The Borrower acknowledges that, as of the date of this Amendment, the aggregate outstanding principal balance under the Facility A Revolving Loan is $22,135,000.00. The Borrower acknowledges and agrees that, as of the date hereof, it has no offsets, counterclaims or defenses of any nature whatsoever to its Obligations to the Bank under the Loan Agreement or any of the other Loan Documents, and hereby expressly waives and releases any and all claims against the Bank which exist on the date hereof with respect thereto.

7. Reaffirmation of Guaranty. In order to induce the Bank to enter into this Amendment and to amend the Loan Agreement as provided herein, the Guarantor hereby (a) ratifies and reaffirms the Guarantor’s obligations, and the Bank’s rights, under the Guaranty, all of the terms and conditions of which remain in full force and effect, (b) consents to the execution and delivery by the Borrower of this Amendment and the consummation of the transactions contemplated thereby, (c) acknowledges and agrees that the Guaranty shall apply and/or continue to apply with full force and effect to, and shall serve and/or continue to serve as security for, all Obligations of the Borrower to the Bank, including without limitation all of the Obligations of the Borrower under the Loan Agreement, as amended by this Amendment, (d) acknowledges and agrees that, as of the date hereof, there are no counterclaims, offsets or defenses to the Guarantor’s obligations under the Guaranty, and waives and releases all claims against the Bank in connection therewith and (e) confirms that the Guarantor has derived direct and immediate financial and other benefits from the transactions contemplated by the Loan Agreement, and will continue to derive direct and immediate financial and other benefits from the transactions contemplated by the Loan Agreement, as amended by this Amendment.

8. Representations and Warranties. In order to induce the Bank to enter into this Amendment and to amend the Loan Agreement as provided herein, each Entity Loan Party hereby represents and warrants to the Bank that:

(a) All of the representations and warranties of each Entity Loan Party set forth in the Loan Agreement are true, complete and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof and as if set forth at length herein.

(b) After giving effect to this Amendment, no Event of Default presently exists and is continuing on and as of the date hereof.

(c) Since the date of the Entity Loan Parties’ most recent financial statements delivered to the Bank, each Entity Loan Party has not experienced a material adverse effect in its business, operations or financial condition.

(d) Each Entity Loan Party has full power and authority to execute, deliver and perform any action or step which may be necessary to carry out the terms of this Amendment and this Amendment has been duly executed and delivered by each Entity Loan Party and is the legal, valid and binding obligation of each Entity Loan Party enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, general equity principles or other similar laws affecting the enforcement of creditors’ rights generally.

(e) The execution, delivery and performance of this Amendment will not (i) violate any provision of any existing law, statute, rule, regulation or ordinance, (ii) conflict with, result in a breach of, or constitute a default under (A) the certificate of incorporation or by-laws of the Borrower, (B) the certificate of formation or operating agreement of the Guarantor, (C) any order, judgment, award or decree of any court, governmental authority, bureau or agency, or (D) any mortgage, indenture, lease, contract or other material agreement or undertaking to which the Entity Loan Parties are a party or by which the Entity Loan Parties or any of their properties or assets may be bound, or (iii) result in the creation or imposition of any lien or other encumbrance upon or with respect to any property or asset now owned or hereafter acquired by the Entity Loan Parties, other than liens in favor of the Bank, except, in the case of clauses (ii) and (iii) above, for any deviation from the foregoing which would not reasonably be expected to have a Material Adverse Effect.

(f) No consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any person is required in connection with the execution, delivery and performance by the Entity Loan Parties of this Amendment or the validity thereof or the transactions contemplated thereby, other than (i) filing or recordation of financing statements and like documents in connection with the Liens granted in favor of the Bank, (ii) those consents, if they were not obtained or made, which would not reasonably be expected to have a Material Adverse Effect and (iii) filings which the Entity Loan Parties may be obligated to make with the Securities and Exchange Commission.

9. Bank Costs. The Borrower shall reimburse the Bank on demand for all costs, including reasonable legal fees and expenses and recording fees, incurred by the Bank in connection with this Amendment and the transactions referenced herein. If payment of such costs is not made within ten (10) days of the Bank’s demand therefor, the Bank may, and the Borrower irrevocably authorizes the Bank to, charge the Borrower’s account with the Bank or make an advance under the Facility A Revolving Loan in order to satisfy such obligation of the Borrower.

10. Counterparts. This Amendment may be signed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

11. No Change. Except as expressly set forth herein, all of the terms and provisions of the Loan Agreement shall continue in full force and effect.

12. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Amended and Restated Loan and Security Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date set forth on the first page hereof.

MEDALLION FINANCIAL CORP.

By:	/s/ Alvin Murstein
	Name:	Alvin Murstein
	Title:	CEO

MEDALLION FUNDING LLC

By:	/s/ Thomas J. Munson
	Name:	Thomas J. Munson
	Title:	SVP

STERLING NATIONAL BANK

By:	/s/ Thomas M. Braunstein
	Name:	Thomas M. Braunstein
	Title:	Senior Vice President